UNANIMOUS WRITTEN CONSENT
BY THE BOARD OF DIRECTORS OF
SREMCELL HOLDINGS, INC.
IN LIEU OF A MEETING

Pursuant to the General Corporation Law of the State of Delaware, as amended, which provides that any action required to be taken at a meeting of the board of directors of a Delaware corporation may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the directors, the undersigned, being all of the directors of STEMCELL HOLDINGS, INC., a Delaware corporation (the "Corporation"), do hereby waive any and all notices that may be required to be given with respect to a meeting of the directors of the Corporation and do hereby take, ratify, affirm, and approve the following actions:

Acquisition of the stock of STEMCELL CO., LTD.

RESOLVED, that the Board of Directors of the Corporation authorizes and approves to acquire 500 shares of common stock representing 100% shares of STEMCELL CO., LTD, a Japan Corporation ("STEMCELL"), from Mr. Takaaki Matsuoka in consideration of 5,000,000 JPY. The effective date of this acquisition shall be March 24, 2016. STEMCELL will become the wholly owned subsidiary of the Corporation at effective date.

RESOLVED, that the appropriate officers of the Corporation be, and they hereby are, authorized and directed to take all such further actions and to execute and deliver all such instruments and documents in the name and on behalf of the Corporation, and under its corporate seal or otherwise, as in their judgment shall be necessary, proper, or advisable in order to fully carry out the intent and to accomplish the purposes of the foregoing resolutions.

The undersigned, being all of the directors of the Corporation, hereby unanimously consent to, approve, and adopt the foregoing actions as of March 4, 2016, notwithstanding the actual date of the signing.

松岡孝明

Takaaki Matsuoka
Its: President and Director
Dated: March 23, 2016